UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 3, 2005
Date of Report (Date of earliest event reported)

PORTOLA PACKAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	033-95318 (Commission File Number)	94-1582719 (IRS Employer Identification No.)

898A Faulstich Court
San Jose, CA 95112
(Address of principal executive offices, including zip code)

(408) 453-8840
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
SIGNATURE

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 3, 2005, Portola Packaging, Inc. and Brian Bauerbach entered into an employment agreement (the “Employment Agreement”) pursuant to which Mr. Bauerbach will serve as Portola’s Chief Operating Officer, effective as of January 10, 2005. Mr. Bauerbach succeeds James Taylor, who will assume a new position as Portola’s President - International.

The Employment Agreement provides for an annual base salary of $235,000 (the “Base Salary”), a signing bonus of $75,000 payable on January 10, 2005 (the “Signing Bonus”) and a performance bonus of up to 50% of the Base Salary, contingent upon the attainment by Portola of business goals as prescribed in Portola’s bonus plan for senior executives then in effect (the “Annual Bonus”). Should Mr. Bauerbach voluntarily terminate his employment with Portola prior to January 10, 2006, Mr. Bauerbach must refund the Signing Bonus to Portola.

Pursuant to the Employment Agreement, Mr. Bauerbach is also eligible to receive additional compensation contingent upon Portola’s achievement of certain EBITDA goals, which shall be set forth in a written plan as soon as practicable (the “EBITDA Bonus”). The EBITDA Bonus will be in addition to the Base Salary and the Annual Bonus, if any, payable at such time.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On January 11, 2005, Portola announced that effective January 10, 2005, Brian Bauerbach, age 40, will serve as Portola’s Chief Operating Officer. Mr. Bauerbach is assuming this position from Portola’s former Chief Operating Officer, James Taylor, who will assume a new position as Portola’s President - International.

Prior to joining Portola, Mr. Bauerbach held various positions with Alcoa Inc. since 1987, most recently serving as General Manager, Flexible Packaging since 2002. From 2000 to 2002, he served as Alcoa’s Vice President of North American Operations, Closure Systems International, and from 1997 to 2000 he served as Alcoa’s Fabricated Products Manager, Rigid Packaging Division.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portola Packaging, Inc.
Date: January 11, 2005	By:	/s/ MICHAEL T. MOREFIELD
Michael T. Morefield
Senior Vice President and Chief Financial Officer